Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Dan Goldstein and Nazan Riahei

Sard Verbinnen & Co.

310-201-2040

DineEquity, Inc. Reports 30% Growth in Adjusted Earnings per Share

for the First Quarter 2015

First Quarter 2015 Highlights

➢      First quarter 2015 adjusted EPS (Non-GAAP) of $1.64

➢      First quarter 2015 GAAP EPS of $1.47, a 36% increase over first quarter 2014

➢      First quarter domestic system wide same-restaurant sales increased 4.8% at IHOP and 2.9% at Applebee’s

➢      Generated free cash flow of $41 million

➢      Approximately $32 million returned to shareholders in the form of cash dividends and share repurchases, representing an 8% increase compared to the first quarter 2014

GLENDALE, Calif., April 30, 2015 -- DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the first quarter of fiscal 2015.

“DineEquity started the year with continued strong momentum, delivering a 30% increase in first quarter adjusted earnings per diluted share.  Our focus on enhancing our iconic brands and guests’ experiences is yielding positive results.  Both Applebee’s and IHOP continued to outpace industry sales for their respective categories,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.

Ms. Stewart continued, “Our strong performance continued to generate robust free cash flow, the majority of which was returned to shareholders.  Looking ahead, we will continue to deliver on our brand-building strategies and remain focused on innovation and operations excellence to drive the business.”

First Quarter 2015 Financial Highlights

•                  Adjusted net income available to common stockholders was $31.1 million, representing adjusted earnings per diluted share of $1.64, for the first quarter of 2015.  This compares to $24.0 million, representing adjusted earnings per diluted share of $1.26, for the first quarter of 2014.  The increase in adjusted net income was mainly due to a decline in cash interest expense and higher gross profit from strong same-restaurant sales growth across both brands.  (See “Non-GAAP Financial Measures” below.)

DineEquity, Inc.

•                 GAAP net income available to common stockholders was $28.0 million for the first quarter of 2015, representing earnings per diluted share of $1.47.  This compares to net income available to common stockholders of $20.5 million, representing earnings per diluted share of $1.08, for the first quarter of 2014.  The increase was mainly due to a decline in interest expense and higher gross profit from strong same-restaurant sales growth across both brands.

•                 For the first quarter of 2015, cash flows from operating activities and free cash flow both were $41.1 million.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

First Quarter 2015

•                  IHOP’s domestic system-wide same restaurant sales increased 4.8% for the first quarter of 2015 compared to the same period in 2014.

•                  Applebee’s domestic system-wide same-restaurant sales increased 2.9% for the first quarter of 2015 compared to the first quarter of 2014.

Financial Performance Guidance for Fiscal 2015

DineEquity reiterates its financial performance guidance for fiscal 2015 contained in the press release issued on February 25, 2015.  The Company’s financial performance guidance reflects the impact of a 53rd operating week in fiscal 2015, in which the last month of the fiscal fourth quarter contains six weeks.

Investor Conference Call Today

The Company will host a conference call to discuss its results on the same day at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  To participate on the call, please dial (800) 708-4539 and reference pass code 39398238. International callers, please dial (847) 619-6396 and reference pass code 39398238.

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed from 10:30 a.m. Pacific Time on April 30, 2015 through 11:59 p.m. Pacific Time on May 5, 2015 by dialing (888) 843-7419 and referencing pass code 39398238#. International callers, please dial (630) 652-3042 and reference pass code 39398238#. An online archive of the webcast will also be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and

DineEquity, Inc.

other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness ; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; fourth-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “free cash flow,” and “segment EBITDA.”  “Adjusted EPS” is computed for a given period by deducting from net income or loss available to common stockholders for such period the effect of any closure and impairment charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, and any gain or loss related to the disposition of assets.  This is presented on an aggregate basis and a per share (diluted) basis.  For fiscal 2015, “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable, excluding direct financing lease receivables (“receipts from notes and equipment contracts receivable”), less capital expenditures.  “Segment EBITDA” for a given period is defined as gross profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes free cash flow to determine the amount of cash remaining for general corporate and strategic purposes and for the return of cash to stockholders pursuant to our capital allocation strategy, after the receipts from notes and equipment contracts receivable, and the funding of operating activities, capital expenditures and debt service. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Franchise and restaurant revenues	$141,818	$131,795
Rental revenues	31,402	30,753
Financing revenues	2,594	4,653
Total revenues	175,814	167,201
Cost of revenues:
Franchise and restaurant expenses	52,026	45,678
Rental expenses	23,490	23,866
Financing expenses	12	585
Total cost of revenues	75,528	70,129
Gross profit	100,286	97,072
General and administrative expenses	34,230	34,185
Interest expense	15,646	24,969
Amortization of intangible assets	2,500	3,071
Closure and impairment charges, net	1,827	200
Loss on extinguishment of debt	—	6
(Gain) loss on disposition of assets	(9)	927
Income before income tax provision	46,092	33,714
Income tax provision	(17,680)	(12,890)
Net income	$28,412	$20,824
Net income available to common stockholders:
Net income	$28,412	$20,824
Less: Net income allocated to unvested participating restricted stock	(372)	(343)
Net income available to common stockholders	$28,040	$20,481
Net income available to common stockholders per share:
Basic	$1.49	$1.09
Diluted	$1.47	$1.08
Weighted average shares outstanding:
Basic	18,870	18,794
Diluted	19,019	19,054

Dividends declared per common share	$0.875	$0.75
Dividends paid per common share	$0.875	$0.75

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	March 31, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$133,470	$104,004
Receivables, net	93,532	153,498
Restricted cash	40,701	52,262
Prepaid gift cards	41,208	51,268
Prepaid income taxes	—	11,753
Deferred income taxes	34,743	30,860
Other current assets	12,905	9,239
Total current assets	356,559	412,884
Long-term receivables, net	175,579	180,856
Property and equipment, net	235,355	241,229
Goodwill	697,470	697,470
Other intangible assets, net	779,878	782,336
Deferred rent receivable	90,920	91,117
Other non-current assets, net	41,553	42,216
Total assets	$2,377,314	$2,448,108
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$34,781	$41,771
Gift card liability	119,072	179,760
Accrued advertising	22,807	10,150
Accrued employee compensation and benefits	10,913	25,722
Dividends payable	16,704	16,635
Accrued interest payable	3,897	14,126
Income taxes payable	11,820	—
Current maturities of capital lease and financing obligations	15,125	14,852
Other accrued expenses	7,425	10,033
Total current liabilities	242,544	313,049
Long-term debt	1,300,000	1,300,000
Capital lease obligations, less current maturities	94,584	98,119
Financing obligations, less current maturities	42,493	42,524
Deferred income taxes	311,827	319,111
Deferred rent payable	75,096	75,375
Other non-current liabilities	22,576	20,857
Total liabilities	2,089,120	2,169,035
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; March 31, 2015 - 25,219,105 issued, 19,050,897 outstanding; December 31, 2014 - 25,240,055 issued, 18,953,567 outstanding	252	252
Additional paid-in-capital	283,000	279,946
Retained earnings	325,374	313,644
Accumulated other comprehensive loss	(88)	(73)
Treasury stock, at cost; shares: March 31, 2015 - 6,168,208; December 31, 2014 - 6,286,488	(320,344)	(314,696)
Total stockholders’ equity	288,194	279,073
Total liabilities and stockholders’ equity	$2,377,314	$2,448,108

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$28,412	$20,824
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	7,815	8,783
Non-cash interest expense	755	1,642
Deferred income taxes	(10,378)	(10,031)
Non-cash stock-based compensation expense	2,432	3,143
Tax benefit from stock-based compensation	4,696	3,524
Excess tax benefit from stock-based compensation	(4,526)	(4,455)
Closure and impairment charges	1,827	200
(Gain) loss on disposition of assets	(9)	927
Other	31	(396)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,742)	(9,767)
Current income tax receivables and payables	22,341	18,020
Gift card receivables and payables	5,623	2,982
Prepaid expenses and other current assets	(1,638)	(751)
Accounts payable	1,034	9,175
Accrued employee compensation and benefits	(14,810)	(14,857)
Other accrued expenses	267	23,877
Cash flows provided by operating activities	41,130	52,840
Cash flows from investing activities:
Additions to property and equipment	(2,617)	(2,039)
Proceeds from sale of property and equipment	—	681
Principal receipts from notes, equipment contracts and other long-term receivables	4,442	3,415
Other	(40)	(55)
Cash flows provided by investing activities	1,785	2,002
Cash flows from financing activities:
Repayment of long-term debt	—	(1,200)
Principal payments on capital lease and financing obligations	(3,165)	(2,695)
Repurchase of DineEquity common stock	(15,003)	(15,002)
Dividends paid on common stock	(16,598)	(14,293)
Repurchase of restricted stock	(2,961)	(1,831)
Proceeds from stock options exercised	8,206	6,623
Excess tax benefit from stock-based compensation	4,526	4,455
Change in restricted cash	11,561	(3,692)
Other	(15)	—
Cash flows used in financing activities	(13,449)	(27,635)
Net change in cash and cash equivalents	29,466	27,207
Cash and cash equivalents at beginning of period	104,004	106,011
Cash and cash equivalents at end of period	$133,470	$133,218

DineEquity, Inc.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding closure and impairment charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; and gain or loss on disposition of assets, all items net of taxes, and related per share data:

	Three Months Ended
	March 31,
	2015	2014
Net income available to common stockholders, as reported	$28,040	$20,481
Closure and impairment charges	1,827	200
Loss on extinguishment of debt	—	6
Amortization of intangible assets	2,500	3,071
Non-cash interest expense	755	1,642
(Gain) loss on disposition of assets	(9)	927
Income tax provision	(1,928)	(2,221)
Net income allocated to unvested participating restricted stock	(43)	(61)
Net income available to common stockholders, as adjusted	$31,142	$24,045

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.47	$1.08
Closure and impairment charges	0.06	0.01
Loss on extinguishment of debt	—	0.00
Amortization of intangible assets	0.08	0.10
Non-cash interest expense	0.02	0.06
(Gain) loss on disposition of assets	(0.00)	0.03
Net income allocated to unvested participating restricted stock	(0.00)	(0.00)
Rounding	0.01	(0.02)

Diluted net income available to common stockholders per share, as adjusted	$1.64	$1.26

Numerator for basic EPS-income available to common stockholders, as adjusted	$31,142	$24,045
Effect of unvested participating restricted stock using the two-class method	—	3
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$31,142	$24,048

Denominator for basic EPS-weighted-average shares	18,870	18,794
Dilutive effect of stock options	149	260

Denominator for diluted EPS-weighted-average shares and assumed conversions	19,019	19,054

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash provided by operating activities, plus receipts from notes and equipment contracts receivable, less additions to property and equipment). We believe this information is helpful to investors to determine our cash available for general corporate purposes and for the return of cash to stockholders pursuant to our capital allocation strategy.

	Three Months Ended
	March 31,
	2015	2014
	(In millions)
Cash flows provided by operating activities	$41.1	$52.8
Receipts from notes and equipment contracts receivable	2.6	1.8
Additions to property and equipment	(2.6)	(2.0)
Free cash flow	41.1	52.6
Dividends paid on common stock	(16.6)	(14.3)
Repurchase of DineEquity common stock	(15.0)	(15.0)
	$9.5	$23.3

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross profit to segment EBITDA:

	Three months ended March 31, 2015
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$52,431	$72,111	$17,276	$31,402	$2,594	$175,814
Expense	1,596	33,921	16,509	23,490	12	75,528
Gross profit	50,835	38,190	767	7,912	2,582	100,286
Plus:
Depreciation/amortization	2,592	—	189	3,224	—	6,005
Interest charges	—	—	99	3,501	—	3,600
Segment EBITDA	$53,427	$38,190	$1,055	$14,637	$2,582	$109,891

	Three months ended March 31, 2014
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,753	$64,741	$16,301	$30,753	$4,653	$167,201
Expense	1,400	27,973	16,305	23,866	585	70,129
Gross profit	49,353	36,768	(4)	6,887	4,068	97,072
Plus:
Depreciation/amortization	2,621	—	524	3,344	—	6,489
Interest charges	—	—	100	3,860	—	3,960
Segment EBITDA	$51,974	$36,768	$620	$14,091	$4,068	$107,521

DineEquity, Inc.

Restaurant Data

The following table sets forth, for the three months ended March 31, 2015 and 2014, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	1,992	1,985
Company	23	23
Total	2,015	2,008

System-wide(b)
Sales percentage change(c)	3.6%	(0.7)%
Domestic same-restaurant sales percentage change(d)	2.9%	(0.5)%

Franchise(b)
Sales percentage change(c)	3.6%	(0.7)%
Domestic same-restaurant sales percentage change(d)	2.9%	(0.5)%
Average weekly domestic unit sales (in thousands)	$51.1	$49.5

	Three Months Ended
	March 31,
	2015	2014
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,470	1,439
Area license	167	169
Company	12	11
Total	1,649	1,619

System-wide(b)
Sales percentage change(c)	6.2%	6.5%
Domestic same-restaurant sales percentage change(d)	4.8%	3.9%

Franchise(b)
Sales percentage change(c)	6.0%	6.4%
Domestic same-restaurant sales percentage change(d)	4.8%	3.9%
Average weekly domestic unit sales (in thousands)	$37.7	$36.4

Area License (b)
Sales percentage change(c)	7.0%	8.0%

DineEquity, Inc.

(a)  “Effective Restaurants” are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)  “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three months ended March 31, 2015 and 2014 were as follows:

	Three Months Ended
	March 31,
	2015	2014
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,226.0	$1,183.1
IHOP franchise restaurant sales	$721.2	$680.3
IHOP area license restaurant sales	$75.0	$70.1

(c)  “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)  “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

DineEquity, Inc.

DineEquity, Inc. and Subsidiaries

Restaurant Data (unaudited)

The following table summarizes our restaurant development activity:	Three Months Ended
	March 31,
	2015	2014
Applebee’s Restaurant Development Activity
Summary - beginning of period:
Franchise	1,994	1,988
Company restaurants	23	23
Total Applebee’s restaurants, beginning of period	2,017	2,011
Franchise restaurants opened:
Domestic	4	8
International	2	—
Total franchise restaurants opened	6	8
Franchise restaurants closed:
Domestic	(4)	(5)
International	(5)	(3)
Total franchise restaurants closed	(9)	(8)
Net franchise restaurant (reduction) development	(3)	—
Summary - end of period:
Franchise	1,991	1,988
Company restaurants	23	23
Total Applebee’s restaurants, end of period	2,014	2,011

IHOP Restaurant Development Activity
Summary - beginning of period:
Franchise	1,472	1,439
Area license	167	168
Company	11	13
Total IHOP restaurants, beginning of period	1,650	1,620
Franchise/area license restaurants opened:
Domestic franchise	6	9
Domestic area license	1	1
International franchise	—	4
Total franchise/area license restaurants opened	7	14
Franchise/area license restaurants closed:
Domestic franchise	(6)	(5)
Domestic area license	(1)	—
International franchise	—	(1)
International area license	—	(1)
Total franchise/area license restaurants closed	(7)	(7)
Net franchise/area license restaurant development	—	7
Refranchised from Company restaurants	1	3
Franchise restaurants reacquired by the Company	(3)	—
Net franchise/area license restaurant additions	(2)	10
Summary - end of period
Franchise	1,470	1,449
Area license	167	168
Company	13	10
Total IHOP restaurants, end of period	1,650	1,627